Exhibit 4.4

EXECUTION VERSION

SERIES A-2 PREFERRED STOCK PURCHASE AGREEMENT

This Subscription Agreement (the “Agreement”) is made as of this 3rd day of July, 2019, by and among Newsmax Media, Inc., a Delaware corporation (the “Company”), Conyers Investments LLC, a Connecticut limited liability company (the “Investor”), and, solely with respect to Section 10, the Christopher Ruddy Revocable Trust dated October 12, 2007 (the “Majority Common Holder”). Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to such terms in the Certificate of Designation (as defined below).

RECITALS:

WHEREAS, the Company has designated a Series A-2 Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series A-2 Preferred Stock”), with the preferences, rights, qualifications, limitations and restrictions set forth in that certain Certificate of Designation relating to the Series A-2 Preferred Stock, as it may be amended from time to time (the “Certificate of Designation”);

WHEREAS, the Investor desires to consummate the Investment (as defined below) and subscribe for, purchase and acquire from the Company, and the Company desires to sell and issue to the Investor, the number of shares of Series A-2 Preferred Stock, set forth in Section 1 of this Agreement (the “Investor’s Securities”) upon the terms and conditions and subject to the provisions hereinafter set forth; and WHEREAS, the parties desire to set forth certain rights of Investor and any direct or indirect transferee or successor of Investor’s Securities, including registration rights, co-sale rights, rights of first refusal, preemptive rights, and rights to information pursuant to the terms of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale of the Securities. Subject to the terms and conditions of this Agreement, the Investor hereby subscribes for and agrees to purchase and acquire from the Company, and the Company agrees to sell and issue to the Investor, 2,646.77 shares of Series A-2 Preferred Stock at the purchase price per share of $18,890.95, and an aggregate purchase price of $50,000,000.00 (the “Purchase Price”) payable by wire transfer of immediately available cash (the “Investment”).

2. The Closing. The closing (the “Closing”) of the Investment will occur on the date hereof.

At the Closing:

(a) The Investor shall execute and deliver to the Company (i) this Agreement and (ii) the Investor Questionnaire attached hereto as Appendix A.

(b) The Investor shall deliver to the Company the full Purchase Price for the Investor’s Securities by wire transfer of immediately available funds pursuant to the wire instructions provided in Appendix B.

(c) The Company will issue the Investor’s Securities to the Investor and deliver to the Investor a stock certificate representing the Investor’s Securities.

(d) An officer of the Company shall deliver to the Investor a certificate certifying (a) the Certificate of Designation in the form of the attached Appendix C has been filed with the Secretary of State of the State of Delaware, (b) the Bylaws of the Company, and (c) resolutions of the Board approving the Certificate of Designation, the Agreement and the transactions contemplated hereby and thereby.

3. Definitions. For purposes of this Agreement:

(a) “Board” means the Board of Directors of the Company.

(b) “Business Day” means any day other than a day on which commercial banks in the State of New York or Florida are required to be closed for business.

(c) “Capital Stock” means, collectively, the Common Stock and the Preferred Stock of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Common Stock” means shares of the Company’s Class A Common Stock, par value $0.001 per share, and Class B Common Stock, par value $0.001 per share.

(f) “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(g) “Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(h) “Company Notice” means written notice from the Company notifying the Majority Common Holder that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Stock with respect to any Proposed Majority Common Holder Transfer.

(i) “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

(j) “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(l) “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

(m) “Investor Notice” means written notice from the Investor notifying the Company and the Majority Common Holder that the Investor intends to exercise its Secondary Refusal Right as to all or a portion of the Transfer Stock with respect to any Proposed Majority Common Holder Transfer.

(n) “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

(o) “Key Employee” means any executive-level employee (including division director and vice president-level positions) of the Company as well as any employee of the Company who either alone or in concert with others develops, invents, programs or designs any material Owned Intellectual Property.

(p) “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge after reasonable investigation of the following officers: Christopher Ruddy and Darryle Burnham.

(q) “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), property or results of operation of the Company.

(r) “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities that are, or may become, convertible or exchangeable into or exercisable for such equity securities. In no event shall New Securities include any Exempted Securities.

(s) “Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity or other entity.

(t) “Preferred Stock” means, collectively, the Series A Preferred Stock, the Series A-1 Preferred Stock and the Series A-2 Preferred Stock.

(u) “Preferred Threshold Shares” means at least 50% of the Investor Securities (as adjusted for any stock splits, stock dividends, recapitalizations or similar transactions).

(v) “Proposed Majority Common Holder Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by the Majority Common Holder.

(w) “Proposed Transfer Notice” means written notice from the Majority Common Holder setting forth the terms and conditions of a Proposed Majority Common Holder Transfer.

(x) “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A-2 Preferred Stock and (ii) any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investor after the date hereof.

(y) “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Section 7 hereof.

(z) “Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Stock with respect to a Proposed Majority Common Holder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

(aa) “SEC” means the Securities and Exchange Commission.

(bb) “Secondary Notice” means written notice from the Company notifying the Investor and the Majority Common Holder that the Company does not intend to exercise its Right of First Refusal as to all shares of Transfer Stock with respect to any Proposed Majority Common Holder Transfer.

(cc) “Secondary Refusal Right” means the right, but not an obligation, of the Investor, for so long as the Investor continues to hold the Preferred Threshold Shares, to purchase any Transfer Stock not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.

(dd) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ee) “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for Investor.

(ff) “Series A-1 Holder” means the holder of Series A-1 Preferred Stock purchased pursuant to the Series A-1 Subscription Agreement.

(gg) “Series A Preferred Stock” means the Series A Convertible Preferred Stock of the Company, par value $0.001 per share.

(hh) “Series A-1 Preferred Stock” means the Series A-1 Convertible Preferred Stock of the Company, par value $0.001 per share.

(ii) “Series A-1 Subscription Agreement” means that certain Subscription Agreement, dated as of April 16, 2019, by and between the Company and the purchaser of Series A-1 Preferred Stock identified therein.

(jj) “Stockholders Agreement” means that certain Stockholders Agreement, dated as of April 30, 2014, by and among the Company and the stockholders identified therein, as amended by that certain First Amendment, dated as of May 1, 2014, as may hereafter be amended, supplemented and modified from time to time.

(kk) “Transfer Stock” means shares of Capital Stock owned by the Majority Common Holder, or issued to the Majority Common Holder after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like).

4. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that, except as set forth on the Disclosure Schedule attached as Appendix D to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated:

(a) Authority. The Company is a corporation organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite right, power and authority to execute, deliver and perform this Agreement and to carry on its business as presently conducted or proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify has had or would reasonably be expected to have a Material Adverse Effect. The Certificate of Designation in the form attached as Appendix C has been filed with the Secretary of State of the State of Delaware, has not been subsequently amended and is in full force and effect.

(b) Enforceability. The execution, delivery and performance of this Agreement by the Company, and the issuance and delivery of the Investor’s Securities have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company, and, upon its execution by the Company, shall constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization, or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

(c) Compliance. The Company: (i) is not in violation or default of any provisions of its Certificate of Incorporation, Certificate of Designation of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on November 22, 2017 (the “Series A Certificate of Designation”), Certificate of Designation of Series A-1 Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on April 16, 2019 (the “Series A-1 Certificate of Designation”) or Bylaws; (ii) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), any indenture, loan or credit agreement, or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound; (iii) is not in violation of any order of any court, arbitrator or governmental body; or (iv) to the Knowledge of the Company, is not in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except, in each case in which such violation or default would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Company does not, and will not, result in any such violation or default and does not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default pursuant to, any material instrument or agreement to which the Company is a party or by which the Company or its properties are bound.

(d) Capitalization. The authorized capital stock of the Company consists, or will consist, immediately prior to the Closing, of:

(i) 10,000 shares of Preferred Stock, of which (A) 4,000 shares have been designated Series A Convertible Preferred Stock, 645.84 of which are issued and outstanding immediately prior to the Closing, and (B) 2,444.92 shares have been designated Series A-1 Convertible Preferred Stock, 1,222.46 of which are issued and outstanding immediately prior to the Closing, (C) 3,176.12 shares have been designated Series A-2 Convertible Preferred Stock, none of which are issued and outstanding immediately prior to the Closing, and (D) 378.96 are undesignated.

(ii) 40,000 shares of Common Stock, 20,000 of which are designated Class A Common Stock, 6,000 shares of which are issued and outstanding immediately prior to the Closing, and 20,000 of which are designated Class B Common Stock, none of which are issued and outstanding immediately prior to the Closing.

(iii) The rights, preferences and privileges of the Preferred Stock are as stated in the Series A Certificate of Designation, Series A-1 Certificate of Designation and Certificate of Designation. All of the outstanding shares of Common Stock and Preferred Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(iv) As of the date hereof, the Company has reserved 65 shares of Class B Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its Equity Incentive Plan (the “Stock Plan”) duly adopted by the Board and approved by the Company’s holders of outstanding voting stock. Of such reserved shares of Class B Common Stock, no shares have been issued pursuant to restricted stock purchase agreements, options to purchase 31.11 shares of Class B Common Stock have been granted and 33.89 shares of Class B Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. The Company has furnished to the Investor complete and accurate copies of the Stock Plan and forms of agreements used thereunder. For the avoidance of doubt, the number of reserved shares of Class B Common Stock for issuance under the Stock Plan may be increased, decreased or otherwise adjusted in accordance with the Stock Plan and applicable law.

(v) Except for (A) the conversion privileges of the Preferred Stock and grants under the Stock Plan, (B) any securities issued pursuant to the Stock Plan and (C) as otherwise set forth on Section 4(d)(v) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its Capital Stock. None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration (or lapse of a repurchase right) upon the occurrence of any event.

(vi) The Company is not a party to any contract and has not granted any compensation, equity or award that could be deemed deferred compensation subject to any penalty under Section 409A of the Code, and neither the Company nor any Person that is a member of the same controlled group as the Company or under common control with the Company within the meaning of Section 414 of the Code has any liability or obligation to make any payments or to issue any equity award or bonus that could be deemed deferred compensation subject to any penalty under Section 409A of the Code.

(e) Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation ongoing or pending or, to the Company’s knowledge, currently threatened in writing (i) against the Company or any officer, director or Key Employee of the Company arising out of their employment or board relationship with the Company or (ii) that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or (iii) to the Company’s knowledge, that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company is not a party to or named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

(f) Approvals. The execution, delivery and performance by the Company of this Agreement and the offer and sale of the Investor’s Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency or official other than those consents that have been obtained prior to the Closing, and those filings required to be made pursuant to the Securities Act and any applicable state securities acts (“State Acts”) which the Company undertakes to file within the applicable time period.

(g) Subsidiaries. Except as set forth in Section 4(g) of the Disclosure Schedule, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

(h) Valid Issuance of Securities. The Investor’s Securities, when issued, sold and delivered in accordance with the terms hereof and for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Investor. The Class A Common Stock issuable upon conversion of the Investor’s Securities has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Investor. Assuming the accuracy of the representations of the Investor in Section 5 of this Agreement and subject to the provisions of Section 4(i), the Investor’s Securities and the Class A Common Stock issuable upon conversion of the Investor’s Securities will be issued in compliance with all applicable federal and state securities laws.

(i) Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

(j) Intellectual Property. The Company owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all material Company Intellectual Property without any known conflict with, or infringement of, the rights of others. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted. The Company has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement.

(k) Use of Proceeds. The proceeds of the sale and issuance of the Investor’s Securities shall be used for general working capital purposes.

(l) Agreements; Actions.

(i) Other than (i) employee agreements and benefits, (ii) standard director and officer indemnification agreements approved by the Board, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved by the Board, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

(ii) Except for this Agreement, there are no written agreements or contracts to which the Company is a party or by which it is bound that involve obligations of, or payments to, the Company in excess of $200,000 (other than purchase orders, invoices or similar agreements executed in the ordinary course of business). Except for this Agreement, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve the grant of rights to license, market, or sell its Owned Intellectual Property to any other Person that materially restrict the Company’s right to develop, distribute, market or sell its Owned Intellectual Property.

(iii) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed individually in excess of $50,000 or in excess of $200,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(iv) For the purposes of Sections 4(n)(ii) and (iii), all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person or entity (including Persons or entities the Company has reason to believe are affiliated with that Person or entity) shall be aggregated for the purposes of meeting the individual minimum dollar amounts of each such Section.

(m) No Conflict of Interest. The Company is not indebted, directly or indirectly, to any of its officers or employees or to their respective spouses or children or, to the Company’s knowledge, to any affiliate of the foregoing, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees and for other customary employee benefits made generally available to all employees. None of the Company’s officers or employees, or any members of their immediate families, or, to the Company’s knowledge, any affiliate of the foregoing, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company’s stock). To the Company’s knowledge, no officers of the Company, any members of their immediate families, or any affiliate of any of the foregoing have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company (in each case, other than by holding up to two percent of the outstanding capital stock of any publicly traded company that may compete with the Company). The Company is not a guarantor or indemnitor of any indebtedness of any other Person, firm or corporation.

(n) Rights of Registration and Voting Rights. Except as otherwise provided in the Series A-1 Subscription Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Stockholders Agreement and the Series A-1 Subscription Agreement, no holder of capital stock of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

(o) Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company, to the Company’s knowledge, (i) is in compliance in all material respects with such leases and (ii) holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

(p) Financial Statements. Section 4(p) of the Disclosure Schedule contains the Company’s audited financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 2017, for the fiscal year then ended and the unaudited financial statements as of March 31, 2019, for the fifteen-month period then ended (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP (that, if presented, to the Company’s Knowledge would not differ materially from those included in the December 31, 2017 balance sheet). The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments (the effect of which will not, individually or in the aggregate, be significant). Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2019; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements and which are not material.

(q) Changes. Since March 31, 2019, there has not been:

(i) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had a Material Adverse Effect;

(ii) any damage, destruction or loss, whether or not covered by insurance that have had a Material Adverse Effect;

(iii) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(iv) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(v) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(vi) any material change in any compensation arrangement or agreement with any employee, officer, director or holder of capital stock outside of the ordinary course of business which materially increases the cost of compensation and benefits;

(vii) any sale, assignment or transfer of any Owned Intellectual Property;

(viii) any resignation or termination of employment of any officer or Key Employee of the Company;

(ix) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet delinquent and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(x) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(xi) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(xii) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(xiii) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect;

(xiv) any arrangement or commitment by the Company to do any of the things described in this Section 4(q); or (xv) any Material Adverse Effect.

(r) Employee Matters.

(i) To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would limit or interfere with such employee’s ability to engage in or continue or perform any conduct, activity, duty or practice relating to the business of the Company, to promote the interest of the Company or that would conflict with the Company’s business.

(ii) The Company is not delinquent in payments in any material respect to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(iii) To the Company’s knowledge, no Key Employee or material consultant intends to terminate his, her or its services with the Company or is otherwise likely to become unavailable to continue as a Key Employee or consultant, nor does the Company have a present intention to terminate the employment or consultancy of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company.

(iv) The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Board.

(v) Section 4(r)(v) of the Disclosure Schedule sets forth all employee benefit plans maintained, established or sponsored by the Company, or in or to which the Company participates or contributes, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or which is otherwise a severance plan or agreement. The Company has made all required contributions and has no liability to any such employee benefit plan in all material respects, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

(s) Tax Returns and Payments. The Company has filed all material tax returns and reports as required by law. These returns and reports are true, correct and complete in all material respects. The Company has paid all material taxes that are due and owing by the Company. There have been no examinations or audits of any material tax returns or reports required to be filed by the Company undertaken by any applicable federal, state, local or foreign governmental agency responsible for the assessment of taxes.

(t) Insurance. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed, and liability insurance providing adequate insurance coverage for the operations of the Company.

(u) Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge threatened, which has had or would reasonably be expected to have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

(v) Permits. The Company and each of its subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which has had or would reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(w) No Other Representations. The representations and warranties made by the Company in this Section 4 are the exclusive representations and warranties made by the Company. Except for any representations and warranties set forth in this Section 4, or in any certificate delivered pursuant to this Agreement, the Company expressly disclaims any other representations or warranties of any kind or nature, express or implied, as to liabilities, operations of the facilities, the title, condition, value or quality of assets of the Company or the prospects (financial and otherwise), risks and other incidents of the Company, and EXCEPT AS SPECIFICALLY SET FORTH HEREIN, THE COMPANY SPECIFICALLY DISCLAIMS ANY OTHER REPRESENTATION OR WARRANTY. No material or information provided by or communications made by the Company or any of its affiliates, or by any advisor thereof, whether by use of a “data room,” or otherwise, will cause or create any warranty, express or implied, as to or in respect of the Company, or the title, condition, value or quality of the assets or liabilities of the Company. The Company makes no representation or warranty whatsoever with respect to any estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

5. Representations and Warranties of the Investor. The Investor represents and warrants to the Company as of the date of the Closing of the Investment as follows:

(a) Authority. The Investor is duly formed, validly existing and in good standing under the laws of Connecticut. The Investor has all requisite entity right, power and authority to execute, deliver and perform this Agreement.

(b) Enforceability. The execution, delivery and performance of this Agreement by the Investor have been duly authorized by all requisite limited liability company action. This Agreement has been duly executed and delivered by the Investor, and, upon its execution by the Company, shall constitute the legal, valid and binding obligation of the Investor, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

(c) No Violations. The execution, delivery and performance of this Agreement by the Investor do not and will not, with or without the passage of time or the giving of notice, (i) result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to, any material instrument or agreement to which the Investor is a party or by which the Investor or its properties may be bound or affected, (ii) violate or conflict with any provision of the articles of incorporation or bylaws, partnership agreement, operating agreement, trust agreement or similar organizational or governing document of the Investor, as applicable, or (iii) result in Investor violating any order of any court, arbitrator or governmental body or any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws.

(d) Knowledge of Investment and its Risks. The Investor has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Investor’s investment in the Investor’s Securities. The Investor understands that an investment in the Company represents a high degree of risk and there is no assurance that the Company’s business or operations will be successful. The Investor has considered carefully the risks attendant to an investment in the Company, and that, as a consequence of such risks, the Investor could lose the Investor’s entire investment in the Company.

(e) Investment Intent. The Investor hereby represents and warrants that: (i) the Investor’s Securities are being acquired for investment for the Investor’s own account, and not as a nominee or agent and not with a view to the resale or distribution of all or any part of the Investor’s Securities, and the Investor has no present intention of selling, granting any participation in or otherwise distributing any of the Investor’s Securities within the meaning of the Securities Act; (ii) the Investor’s Securities are being acquired in the ordinary course of the Investor’s business; and (iii) the Investor does not have any contracts, understandings, agreements or arrangements, directly or indirectly, with any Person and/or entity to distribute, sell, transfer or grant participations to such Person and/or entity with respect to, any of the Investor’s Securities.

(f) Investor Status. The Investor is an “accredited investor” as that term is defined by Rule 501 of Regulation D promulgated under the Securities Act and the information provided by the Investor in the Investor Questionnaire, attached hereto as Appendix A, is truthful, accurate and complete. The Investor is not registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended, or an affiliate of such broker-dealer, except as otherwise indicated in the Investor Questionnaire.

(g) Disclosure. The Investor has conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and its subsidiaries in connection with the Investor’s decision to purchase the Investor’s Securities. The Company has provided the Investor with all the information that the Investor has requested in connection with the decision to purchase the Investor’s Securities. The Investor further represents that the Investor has had an opportunity to ask questions of, and receive answers from, the Company regarding the business, properties, prospects and financial condition of the Company. All such questions have been answered to the Investor’s full satisfaction. In entering into this Agreement, the Investor relied solely upon the results of its own independent investigation and verification and the Company’s or other Person’s statements, representations, warranties, or agreements expressly contained in this Agreement. Other than as set forth above, the Investor has not relied upon the Company’s or any other Person’s statement, representation, warranty or agreement in entering into this Agreement.

(h) No Registration. The Investor understands that the Investor may be required to bear the economic risk of the Investor’s investment in the Company for an indefinite period of time. The Investor further understands that: (i) neither the offering nor the sale of the Investor’s Securities has been registered under the Securities Act or any applicable State Acts in reliance upon exemptions from the registration requirements of such laws; (ii) the Investor’s Securities must be held by the Investor indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and any applicable State Acts, or exemptions from such registration requirements are available; (iii) the Company is under no obligation to register any of the Investor’s Securities on the Investor’s behalf or to assist the Investor in complying with any exemption from registration; and (iv) the Company will rely upon the representations and warranties made by the Investor in this Agreement and the Investor Questionnaire in order to establish such exemptions from the registration requirements of the Securities Act and any applicable State Acts.

(i) Transfer Restrictions. The Investor will not transfer any of the Investor’s Securities unless such transfer is (A) permitted pursuant to the terms of this Agreement and (B) registered or exempt from registration under the Securities Act and such State Acts, and, if requested by the Company in the case of an exempt transaction, the Investor has furnished an opinion of counsel reasonably satisfactory to the Company that such transfer is so exempt. The Investor understands and agrees that the certificates evidencing the Investor’s Securities will bear appropriate legends indicating such transfer restrictions placed upon the Investor’s Securities. Further, the Investor understands that this Agreement substantially limits the transfer of the Investor’s Securities and that any transfer made that is not in compliance with this Agreement is null and void.

(j) No Solicitation. The Investor: (i) did not receive or review, and is not purchasing as a result of, any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available, with respect to the Investor’s Securities; and (ii) was not solicited by any Person, other than by representatives of the Company, with respect to a purchase of the Investor’s Securities. The Investor understands and acknowledges that it is the Investor’s responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with the offering and purchase of the Investor’s Securities, including obtaining required governmental or other consents or observing any other required legal or other formalities.

(k) Principal Address. The Investor’s principal executive office is set forth on the signature page of this Agreement.

(l) Reliance by the Company. The Investor acknowledges that the Company will be relying on the representations and warranties of the Investor made above for purposes of compliance with all applicable securities laws and any applicable exemptions from registration requirements thereunder, and otherwise, and consents to the Company’s reliance on such representations and warranties.

6. Registration Rights. The Company covenants and agrees that for so long as Investor (for purposes of this Section 6, any purchaser, transferee or successor of Investor permitted pursuant to this Agreement owning at least the Preferred Threshold Shares shall be able to exercise all of Investor’s rights in Section 6 and any references to Investor shall include such permitted purchaser, transferee or successor) continues to hold the Preferred Threshold Shares:

(a) Demand Registration.

(i) Form S-1 Demand. If at any time after the earlier of (1) six (6) years after the date of this Agreement (or such earlier date as may been granted to any other shareholder in the Company with respect to a right to require the filing of a Form S-1) or (2) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from the Investor that the Company file a Form S-1 registration statement with respect to the Registrable Securities, then the Company shall (A) within 10 Business Days after the date such request is given, give notice thereof (the “Demand Notice”) to all holders of registration rights other than the Investor; and (B) as soon as practicable, and in any event within sixty (60) days after the date such request is given, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities requested to be registered by Investor, subject to the limitations of Sections 6(a)(iii) and 6(c); provided that the Company shall not be required to file more than four (4) Form S-1 registration statements pursuant to this Section 6(a)(i); and provided further that as a condition to the Company’s obligation to file a Form S-1 pursuant to Section 6(a)(i)(1), the aggregate offering price for such registration statement may not be less than $30,000,000 with a per share price equal to or greater than two times the Per-Share-Price (as adjusted pursuant to the Certificate of Designation).

(ii) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from the Investor that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities, of the Investor, then the Company shall ,(A) within then (10) days after the date such request is given, give a Demand Notice to all holders of registration rights other than the Investor; and (B) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Investor, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be registered by Investor, subject to the limitations of Sections 6(a)(iii) and 6(c).

(iii) Notwithstanding the foregoing obligations, if the Company furnishes to the Investor a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (1) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (2) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (3) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Investor is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period;

(iv) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 6(a)(i): (1) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing good faith commercially reasonable efforts to cause such registration statement to become effective; (2) after the Company has effected a registration pursuant to Section 6(a)(i); or (3) if the Investor proposes to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 6(a)(ii). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 6(a)(ii): (1) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (2) if the Company has effected a registration pursuant to Section 6(a)(ii) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for the purposes of this Section 6(a)(iv) until such time as the applicable registration statement has been declared effective by the SEC, unless the Investor withdraws its request for such registration, elects not to pay the registration expenses therefor, and forfeits its right to one demand registration statement pursuant to Section 6(f), in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 6(a)(iv); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 6(a)(iii), then the Investor may withdraw its request for registration and such registration will not be counted as “effected” for purposes of this Section 6(a)(iv).

(b) Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Investor) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give the Investor notice of such registration. Upon the request of Investor given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 6(c), cause to be registered all of the Registrable Securities that Investor has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 6(b) before the effective date of such registration, whether or not Investor has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 6(f).

(c) Underwriting Requirements.

(i) If, pursuant to Section 6(a), the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, the Investor shall so advise the Company as a part of the Investor’s request made pursuant to Section 6(a), and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Board of Directors and shall be reasonably acceptable to Investor. The Investor shall (together with the Company as provided in Section 6(d)(v)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 6(c), if the underwriter(s) advise the Investor in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of Registrable Securities that may be included in the underwriting shall be reduced to such number as advised by the underwriter(s); provided, however, that the number of Registrable Securities held by the Investor to be included in such underwriting shall not be reduced unless all other securities (other than securities to be sold by the Company) are reduced on a proportionate basis from the underwriting.

(ii) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 6(b), the Company shall not be required to include the Registrable Securities in such underwriting unless the Investor accepts the terms of the underwriting as agreed upon between the Company and its underwriter(s), and then only in such quantity as the underwriter(s) in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriter(s) in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriter(s) and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriter(s) determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be reduced to such amount as can be included, as determined by the underwriter(s) in their sole discretion. Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are reduced on a proportionate basis from the offering.

(iii) For purposes of Section 6(a), a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 6(c)(i), fewer than fifty percent (50%) of the total number of Registrable Securities that Investor has requested to be included in such registration statement are actually included.

(d) Obligations of the Company. Whenever required under this Section 6 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(i) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of Investor, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Investor refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration;

(ii) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(iii) furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate its disposition of the Registrable Securities;

(iv) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Investor; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(v) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(vi) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(vii) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(viii) promptly make available for inspection by the Investor, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by Investor, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith, subject to compliance with applicable securities laws;

(ix) notify the Investor, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(x) after such registration statement becomes effective, notify the Investor of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

(e) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6 with respect to the Registrable Securities of the Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Investor’s Registrable Securities.

(f) Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 6, including all registration, filing, and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for the Company shall be borne and paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 6 shall be borne and paid by the Investor.

(g) Delay of Registration. The Investor shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

(h) Indemnification. If any Registrable Securities are included in a registration statement under this Section 6:

(i) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, and the partners, members, officers, directors, and stockholders of the Investor; legal counsel and accountants for the Investor; any underwriter (as defined in the Securities Act) for the Investor; and each Person, if any, who controls the Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to the Investor, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 6(h)(i) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Investor, any underwriter, any controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(ii) To the extent permitted by law, the Investor will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), and any controlling Person of any such underwriter, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Investor expressly for use in connection with such registration; and the Investor will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 6(h)(ii) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by the Investor by way of indemnity or contribution under Sections 6(h)(ii) and 6(h)(iv) exceed the proceeds from the offering received by the Investor (net of any Selling Expenses paid by the Investor), except in the case of fraud or willful misconduct by the Investor.

(iii) Promptly after receipt by an indemnified party under this Section 6(h) of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6(h), give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 6(h), to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6(h).

(iv) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (1) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 6(h) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 6(h) provides for indemnification in such case, or (2) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 6(h), then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) the Investor will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by the Investor pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall the Investor’s liability pursuant to this Section 6(h)(iv), when combined with the amounts paid or payable by the Investor pursuant to Section 6(h)(ii), exceed the proceeds from the offering received by the Investor (net of any Selling Expenses paid by the Investor), except in the case of willful misconduct or fraud by the Investor.

(v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(vi) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Investor under this Section 6(h) shall survive the completion of any offering of Registrable Securities in a registration under this Section 6 and otherwise shall survive the termination of this Agreement.

(i) Reports Under Exchange Act. With a view to making available to the Investor the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(i) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(ii) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(iii) furnish to the Investor forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

(j) Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investor, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder or prospective holder the right to include securities in any registration on other than either (i) a pro rata basis with respect to the Registrable Securities or (ii) on a subordinate basis after the Investor has had the opportunity to include in the registration and offering all shares of Registrable Securities that it wishes to include.

(k) “Market Stand-off” Agreement. The Investor hereby agrees that it will not, without the prior written consent of the underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3 and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 6(k) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 6(k) or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of its capital stock of the Investor (and transferees and assignees thereof) until the end of the restricted period.

(l) Termination of Registration Rights. The right of the Investor to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 6(a) or 6(b) shall terminate upon the earliest of:

(i) the closing of a Liquidity Event, as such term is defined in the Certificate of Designation;

(ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of the Investor’s shares without limitation during a three-month period without registration; and (iii) the fourth anniversary of the IPO.

7. Restrictions on Transfer.

(a) Prior to an IPO, the Investor (including any transferee of the Investor) may not transfer any Preferred Stock (or any other securities issued with respect to any Preferred Stock, whether by stock dividend, stock split, merger, exchange, reorganization, or otherwise) or any interest in any Preferred Stock, whether voluntarily or by operation of law, except upon the conditions specified in this Agreement and in accordance with the provisions of the Securities Act and other applicable law. The Investor will cause any proposed purchaser, pledgee, or transferee of the Investor’s Securities and the Registrable Securities held by the Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. As used in this Agreement, the term “transfer” means any transfer, sale, assignment, gift, pledge, exchange, encumbrance, or other disposition, whether direct or indirect, voluntary or involuntary.

(b) Each certificate, instrument, or book entry representing (i) the Investor’s Securities, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 7(c)) be notated with a legend substantially in the following form:

(i) THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(ii) THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE SERIES A-2 PREFERRED STOCK PURCHASE AGREEMENT DATED JULY 3, 2019 AMONG NEWSMAX MEDIA, INC., CONYERS INVESTMENTS LLC AND THE CHRISTOPHER RUDDY REVOCABLE TRUST DATED OCTOBER 12, 2007, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(c) The Investor consents to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 7.

(d) The Investor, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 7. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless the Company shall have completed an IPO, the Investor shall give notice to the Company of the Investor’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at the Investor’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Investor shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Investor to the Company (unless such sale, pledge or transfer is otherwise restricted by the terms set forth in this Agreement, including this Section 7). The Company will not require such a legal opinion or “no action” letter with respect to transfers in accordance with Section 7(f). Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with the appropriate restrictive legend set forth in Section 7(b).

(e) Notwithstanding anything to the contrary set forth herein, prior to completion of an IPO, in no event shall any of the Investor’s Securities or the shares of Common Stock issued upon conversion thereof be sold, transferred, pledged, assigned or otherwise made available to any U.S.-based cable channel or over the top (OTT) media services without the prior written consent of the Board of Directors of the Company.

(f) Subject to the restrictions set forth in Section 7(b) and notwithstanding the foregoing or anything to the contrary herein, the Investor’s Securities, or shares of Common Stock issued upon conversion thereof, and the rights under this Agreement may be assigned (but only with all related obligations) by the Investor upon prior written notice to the Company to one or more affiliates or other related persons of the Investor; provided, however, that such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement.

(g) Notwithstanding any provision of this Agreement to the contrary, in the event any purchaser, transferee or successor of Investor, acquires the Preferred Threshold Shares, the holder of the Preferred Threshold Shares shall be entitled to exercise all rights and privileges available to Investor as the holder of Preferred Threshold Shares under this Agreement, including without limitation, the registration rights under Section 6, the preemptive rights under Section 8, the Right of First Refusal under Section 10, and the information rights under Section 11.

(h) Notwithstanding anything herein to the contrary, following an IPO, all restrictions upon transfer in this Section 7 shall terminate and be of no further force and effect.

8. Preemptive Rights.

(a) Subject to the terms and conditions of this Section 8(a) and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to the Investor (for purposes of this Section 8, any purchaser, transferee or successor of Investor permitted in accordance with this Agreement owning at least the Preferred Threshold Shares shall also be able to exercise and enforce all of Investor’s rights in Section 8 and any reference to Investor shall include such permitted purchaser, transferee or successor) for so long as the Investor continues to hold the Preferred Threshold Shares.

(i) The Company shall give notice (the “Offer Notice”) to the Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(ii) By notification to the Company within twenty (20) days after the Offer Notice is given, the Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by the Investor (including all shares of Common Stock then issuable upon conversion of the Preferred Stock then held by the Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities) (the Investor’s “Pro Rata Share”).

(iii) The Company may, during the 90-day period following the Offer Notice, offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investor in accordance with this Section 8(a).

(iv) The right of first offer in this Section 8(a) shall not be applicable to

(v) Exempted Securities (as defined in the Certificate of Designation); (ii) shares of Common Stock issued in the IPO; and (iii) the issuance of shares of Preferred Stock or any Common Stock upon the conversion of Preferred Stock.

(vi) Nothing in this Section 8 shall be deemed to prevent a Person from purchasing for cash any New Securities without first complying with the provisions of this Section 8; provided, that (i) in connection with such purchase the delay caused by compliance with the provisions of this Section 8 in connection with such investment would be likely to cause harm to the Company (or applicable subsidiary); (ii) the Company gives prompt notice to the Investor, which notice shall describe in reasonable detail the New Securities being purchased by the Person making such purchase (for purposes of this Section 8, the “Purchasing Holder”) and the purchase price thereof and (iii) the Company shall invite the Investor to exercise its rights under this Section 8 with respect to its purchase of its Pro Rata Share of the New Securities issued to the Purchasing Holder after such purchase by the Purchasing Holder on the terms specified in Section 8.

(b) Termination. The covenants set forth in Section 8(a) shall terminate and be of no further force or effect immediately before the consummation of the IPO.

9. Additional Covenants. The Company and the Investor acknowledge and agree that (i) Investor shall not have access to any personal data of the subscribers of the Company and its subsidiaries or visitors to the website(s) of the Company and its subsidiaries, and (ii) the Investor shall not seek to influence editorial policy or content published by the Company and its subsidiaries.

10. Right of First Refusal.

(a) Right of First Refusal for Capital Stock of the Majority Common Holder.

(i) If the Majority Common Holder proposes to sell any shares of its Common Stock, then the Company will have a Right of First Refusal to purchase such Transfer Stock. If the Company does not purchase all or any portion of the Transfer Stock, for so long as the Investor continues to hold the Preferred Threshold Shares, the Investor (for purposes of this Section 10, any purchaser, transferee or successor of Investor permitted pursuant to this Agreement owning at least the Preferred Threshold Shares shall also be able to exercise and enforce all of Investor’s rights in Section 10 and any reference to Investor shall include such permitted purchaser, transferee or successor) shall have the right to purchase any portion of the Transfer Stock not purchased by the Company or by the Series A-1 Holder pursuant to the Series A-1 Subscription Agreement. If the Company and Series A-1 Holder do not intend to exercise their Rights of First Refusal with respect to all Transfer Stock subject to a Proposed Majority Common Holder Transfer, for so long as the Investor continues to hold the Preferred Threshold Shares, the Company must deliver a Secondary Notice to the Investor to that effect no later than 40 days after the Majority Common Holder delivers the Proposed Transfer Notice to the Company. To exercise its Secondary Refusal Right, the Investor must deliver an Investor Notice to the Majority Common Holder and the Company within ten (10) days after the Company’s deadline for its delivery of the Secondary Notice as provided in the preceding sentence.

(ii) Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board and as set forth in the Company Notice. If the Company, the Series A-1 Holder or the Investor cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, the Company, Series A-1 Holder or the Investor may pay the cash value equivalent thereof, as determined in good faith by the Board and as set forth in the Company Notice. The closing of the purchase of Transfer Stock by the Company, Series A-1 Holder and/or the Investor shall take place, and all payments from the Company, Series A-1 Holder and/or the Investor shall have been delivered to the Majority Common Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Majority Common Holder Transfer; and (ii) fifty-five (55) days after delivery of the Proposed Transfer Notice.

(b) Right of First Refusal with Respect to the Stockholders Agreement. In the event that the Majority Common Holder has any right of first refusal pursuant to the Stockholders Agreement, the Majority Common Holder will, and the Company will cause the Majority Common Holder, for so long as the Investor continues to hold the Preferred Threshold Shares (or, if converted, the Common Stock underlying such Preferred Stock), to invite the Investor to participate to the extent of its Pro Rata Share in the purchase under such right of first refusal and to cooperate in a good faith, commercially reasonable manner to facilitate such participation.

(c) Tag-Along Rights.

(i) Subject to prior satisfaction of the requirements of the Right of First Refusal in Section 10(a), in the event the Majority Common Holder intends to sell any Common Stock held by the Majority Common Holder, the Majority Common Holder shall and Company shall cause the Majority Common Holder to notify the Investor, in writing, of such proposed sale and its terms and conditions, including the number of Common Stock proposed to be sold by the Majority Common Holder, the identity of the proposed transferee(s), and the aggregate amount and type of consideration to be paid in respect thereof. Within ten (10) Business Days of the date of such notice, the Investor shall notify the Majority Common Holder if it elects to participate in such sale. If the Investor fails to notify the Majority Common Holder within such ten (10) Business Day period, the Investor shall be deemed to have waived its rights hereunder. If the Investor so notifies the Majority Common Holder within such ten (10) Business Day period, the Investor shall have the right to sell at the same price (subject to the provisions below) and on the same terms and conditions as the Majority Common Holder, an amount of Common Stock equal to the Common Stock the third party actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock owned by the Investor (including shares of Common Stock available upon conversion of Preferred Stock) and the denominator of which shall be the aggregate number of shares of Common Stock owned by the Majority Common Holder and Investor; provided, for the avoidance of doubt, that in connection with any exercise by the Investor its rights under this Section 10(c), the Investor must convert the necessary amount of Preferred Stock in accordance with the Certificate of Designation into Common Stock sufficient to make such exercise.

(ii) In order to be entitled to exercise the tag-along rights described in this Section 10(c), the Investor shall be required to make to the proposed transferee or purchaser in the applicable transaction substantially the same representations, warranties, covenants, indemnities and agreements as the Majority Common Holder agrees to make in connection with such transaction, and agree to the same conditions to such transaction as the Majority Common Holder agrees (except that, in the case of representations, warranties, covenants, indemnities, agreements and conditions pertaining specifically to the Majority Common Holder, the Investor shall make comparable representations, warranties, covenants, indemnities and agreements and shall agree to comparable conditions, in each case to the extent applicable and pertaining specifically to itself and only to itself); provided, however, (w) that any representations and warranties or indemnities given by the Investor shall be several and not joint with the Majority Common Holder, (x) any liability of the Majority Common Holder shall be borne by the Majority Common Holder, and (y) to the extent the Investor is required to provide indemnification in connection with any such transaction, without the consent of the Investor, the Investor shall not be required to provide any indemnification that would result in any liability for such indemnification for the Investor that exceeds the Investor’s gross proceeds from such transaction (excluding liability for breach of representations regarding (a) the Investor’s authority to sell, (b) the securities to be sold by the Investor being free and clear of any liens, claims or encumbrances (other than restrictions imposed pursuant to applicable laws), (c) the Investor being a beneficial owner and the sole record owner of such securities, and (d) the Investor having obtained or made all necessary consents, approvals, permits, filings and notifications from governmental authorities or third parties to consummate such transaction) and (z) to the extent Investor is required to provide indemnification in connection with any such transaction, without the consent of Investor, the Investor shall not be required to provide indemnification for the percentage of total losses exceeding Investor’s pro rata share of the sale proceeds.

11. Information Rights. The Company covenants and agrees that for so long as Investor (for purposes of this Section 11, any purchaser, transferee or successor of Investor permitted pursuant to this Agreement owning at least the Preferred Threshold Shares shall be able to exercise all of Investor’s rights in Section 11 and any references to Investor shall include such permitted purchaser, transferee or successor) continues to hold the Preferred Threshold Shares; provided the Board of Directors has not reasonably determined that the Investor (or such permitted purchaser, transferee or successor) is a competitor of the Company:

(a) Delivery of Financial Statements. The Company shall deliver to Investor :

(i) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (1) a balance sheet as of the end of such year, (2) statements of income and cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget for such year (if prepared by the Company), with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (3) a statement of stockholders’ equity as of the end of such year, and all such financial statements audited and certified by independent public accountants of nationally or regionally recognized standing selected by the Company;

(ii) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of such fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (1) be subject to normal year-end adjustments; and (2) not contain all notes thereto that may be required in accordance with GAAP);

(iii) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Investor to calculate its percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(iv) if the Company prepares a Budget (as defined below), then as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company;

(v) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 11(a) to provide information (1) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (2) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 11(a) to the contrary, the Company may cease providing the information set forth in this Section 11(a) during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 11(a) shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

To the extent the Company has agreed to provide more comprehensive financial information to any Person, the Company shall provide the Investor with such more comprehensive financial information in addition to the items described in this Section 11.

(b) Inspection. Upon reasonable advance notice, the Company shall permit Investor and Investor’s representatives at Investor’s expense, to visit and inspect the Company’s properties; examine and copy its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by Investor; provided, however, that the Company shall not be obligated by this Section 11(b) to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company), or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(c) Termination of Information Rights. The covenants set forth in Sections 11(a) and 11(b) shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon the closing of a Liquidity Event (as defined in the Certificate of Designation), whichever event comes first.

12. Termination of this Agreement. This Agreement, including all of the rights of the Investor (including any purchaser, transferee or successor of Investor permitted pursuant to this Agreement) hereunder, shall terminate upon the earliest of:

(i) upon the IPO, provided that the registration rights in Section 6 shall survive for four years following the IPO; and

(ii) less than fifty percent (50%) of the shares of Series A-2 Stock issued pursuant to this Agreement remaining outstanding.

13. Further Assurances. The parties hereto will, upon reasonable request, execute and deliver all such further assignments, endorsements and other documents as may be necessary in order to perfect the purchase by the Investor of the Investor’s Securities. In no event shall the Company be responsible for all or any portion of any fees, commissions or other amounts owed by Investor to any of its brokers, financial advisors, consultants, finders, placement agents, investment bankers, banks or any other Person with respect to the transactions contemplated by this Agreement, except as otherwise set forth herein.

14. Entire Agreement; No Oral Modification; Survival. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto and this Agreement may not be amended or modified except in a writing signed by the Company and the holders of a majority of the issued and outstanding Series A-2 Stock issued pursuant to this Agreement. The respective representations and warranties of the Company in this Agreement and all other agreements, documents and certificates executed by the parties hereto in connection with the consummation of the transactions contemplated hereby shall survive the Closing for a period of 12 months and terminate thereafter.

15. Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, transferees, successors and permitted assigns, specifically including any purchaser, transferee or successor of Investor permitted pursuant to this Agreement owning Preferred Threshold Shares with respect to the exercise of all Investor’s rights under Sections 6, 8, 10 and 11; however, other than pursuant to Section 6(k), nothing in this Agreement, expressed or implied, is intended to confer on any other Person other than the parties hereto, or their respective heirs, transferees, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

17. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the United States of America and the State of Delaware, both substantive and remedial, without regard to any conflicts of law principles. Any judicial proceeding brought against either of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the state or federal courts residing in the State of New York borough of Manhattan and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts.

18. WAIVER OF JURY TRIAL. THE COMPANY AND THE INVESTOR HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION OR ENFORCEMENT THEREOF. THE COMPANY AND THE INVESTOR AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

19. Prevailing Parties. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to receive, and the non-prevailing party shall pay upon demand, reasonable attorneys’ fees in addition to any other remedy.

20. Specific Performance. The parties to this Agreement acknowledge and agree that each party could be damaged irreparably in the event any of the provisions of this Agreement are not performed by the other party in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party may be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement by the breaching party and to enforce specifically this Agreement and the terms and provisions hereof (without a need to post a bond or provide other security), in addition to any other remedy to which they may be entitled, at law or in equity.

21. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

22. Notices. All communication hereunder shall be in writing and shall be mailed, delivered, telegraphed or sent by electronic mail, and such delivery shall be confirmed to the addresses as provided below:

If to the Investor:

with a copy (which shall not constitute notice to the Investor) to:

If to the Company:

with a copy (which shall not constitute notice to the Company) to:

23. Headings. The section headings herein are included for convenience only and are not to be deemed a part of this Agreement.

24. Fees and Expenses. Each party will pay its own fees and expenses in connection with this Agreement and transactions contemplated thereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date first written above.

NEWSMAX MEDIA, INC.

By:	/s/ Christopher Ruddy
	Name:	Christopher Ruddy
	Title:	Chief Executive Officer

CHRISTOPHER RUDDY REVOCABLE TRUST DATED OCTOBER 12, 2007, in its capacity as Majority Common Holder (solely with respect to Section 10 of this Agreement)

By:	/s/ Christopher Ruddy
	Name:	Christopher Ruddy
	Title:	Trustee

Name of Entity: CONYERS INVESTMENTS LLC

Signature:	/s/ Christopher Uzpen

Name of Signatory:	Christopher Uzpen

Title of Signatory:	Manager

IRS Tax Identification Number:

Telephone Number:

[Signature Page to Subscription Agreement]

APPENDIX A

Investor Questionnaire

I. For Individual Investors Only

(All individual investors must INITIAL where appropriate. Where there are joint investors both parties must INITIAL):

Initial _________	I certify that I have a “net worth” of at least $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. For purposes of calculating net worth under this paragraph, (i) the primary residence shall not be included as an asset, (ii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iii) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to the execution of this Subscription Agreement, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

Initial _________	I certify that I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

II. For Non-Individual Investors

(all Non-Individual Investors must INITIAL where appropriate):

Initial _________	The undersigned certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet either of the criteria for Individual Investors, above.

Initial _________	The undersigned certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing in the Company.

Initial _________	The undersigned certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial _________	The undersigned certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of the Subscription Agreement.

A-1

Initial _________	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors, above.

Initial _________	The undersigned certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _________	The undersigned certifies that it is a broker-dealer (or an affiliate of a broker-dealer) registered pursuant to §15 of the Securities Exchange Act of 1934, as amended.

Initial _________	The undersigned certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _________	The undersigned certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial _________	The undersigned certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial _________	The undersigned certifies that it is an insurance company as defined in §2(a)(13) of the Securities Act of 1933, as amended, or a registered investment company.

A-2

APPENDIX B

Company Wire Instructions

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B-1

APPENDIX C

Form of Certificate of Designation

See attached.

CERTIFICATE OF DESIGNATION OF
SERIES A-2 CONVERTIBLE PREFERRED STOCK
OF
NEWSMAX MEDIA, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

NEWSMAX MEDIA, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by Article FOURTH of the Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors adopted and approved the following resolution providing for the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of the Series A-2 Convertible Preferred Stock:

WHEREAS, the Certificate of Incorporation provides for three classes of shares known as Class A common stock, $0.001 par value per share (the “Class A Common Stock”), Class B common stock, par value $0.001 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”) and preferred stock, including the series of shares designated Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Stock”) and the series of shares designated Series A-1 Convertible Preferred Stock, par value $0.001 per share (“Series A-1 Stock”); and WHEREAS, the Board of Directors is authorized by the Certificate of Incorporation to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series and to fix the designations, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable to, and hereby does, designate a Series A-2 Convertible Preferred Stock and fixes and determines the preferences, rights, qualifications, limitations and restrictions relating to the Series A-2 Convertible Preferred Stock as follows:

Section 1. Designation. The designation of the series of preferred stock of the Corporation is “Series A-2 Convertible Preferred Stock,” par value $0.001 per share (the “Series A-2 Stock”).

Section 2. Number of Shares. The authorized number of shares of Series A-2 Stock is 3,176.12.

Section 3. Defined Terms and Rules of Construction.

(a) Definitions. As used herein with respect to the Series A-2 Stock:

“Additional Shares of Common Stock” shall mean shares of Common Stock issued (or deemed to be issued pursuant to Section 6(e) below) by the Corporation after the Original Issue Date, other than (x) the following shares of Common Stock and (y) shares of Common Stock deemed issued pursuant to the following Options convertible into Common Stock and Convertible Securities (clauses (x) and (y), collectively, “Exempted Securities”):

(1) shares of Common Stock, Options convertible into Common Stock or Convertible Securities issued as a dividend or distribution in respect of the Series A -2 Stock;

(2) shares of Common Stock, Options convertible into Common Stock or Convertible Securities issued by reason of a dividend, stock split, split-up, subdivision or other distribution on shares of Common Stock or Preferred Stock;

(3) shares of Common Stock or Options convertible into Common Stock issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors representing, in the aggregate, up to 10% of the issued and outstanding capital stock of the Corporation, unless a higher threshold is approved by the Board of Directors;

(4) shares of Common Stock or Convertible Securities issued upon the exercise of Options or shares of Common Stock issued upon the conversion or exchange of Convertible Securities outstanding as of the Original Issue Date);

(5) shares of Common Stock, Options convertible into Common Stock or Convertible Securities issued in connection with a debt financing transaction or to equipment lessors or other financial institutions, or to real property lessors pursuant to transactions approved by the Board of Directors;

(6) shares of Common Stock, Options convertible into Common Stock or Convertible Securities issued to third party suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors; or

(7) shares of Common Stock, Options convertible into Common Stock or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization approved by the Board of Directors and the holders of a majority of the then issued and outstanding Series A-2 stock.

“Board of Directors” shall have the meaning set forth in the preamble hereto.

“Business Day” shall mean any day other than a day on which commercial banks in the State of New York or Florida are required to be closed for business.

“Bylaws” shall mean the Bylaws of the Corporation in effect on the date hereof, as they may be amended from time to time.

“Certificate of Designation” shall mean this Certificate of Designation relating to the Series A-2 Stock, as it may be amended from time to time.

“Certificate of Incorporation” shall have the meaning set forth in the preamble hereto.

“Class A Common Stock” shall have the meaning set forth in the recitals hereto.

“Class B Common Stock” shall have the meaning set forth in the recitals hereto.

“Close of Business” shall mean 5:00 p.m., Eastern Time, on any Business Day.

“Common Stock” shall have the meaning set forth in the recitals hereto.

“Conversion Price” shall have the meaning ascribed to it in Section 6(d).

“Convertible Securities” shall mean any evidences of indebtedness, shares (including Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

“Corporation” shall have the meaning set forth in the preamble hereto.

“Extraordinary Transaction” shall have the meaning ascribed to it in Section 6(h).

“IPO” shall mean the initial public offering of capital stock of the Corporation or any successor thereof.

“Junior Stock” shall mean the Common Stock and any other class or series of capital stock that ranks junior to the Series A-2 Stock (a) as to the payment of dividends, if any, or (b) as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, or both.

“Liquidity Event” shall have the meaning ascribed to it in Section 5(a).

“Liquidation Preference” shall initially mean $18,890.95 per share of Series A-2 Stock.

“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire shares of capital stock or Convertible Securities.

“Original Issue Date” shall mean the date on which the first share of Series A-2 Stock was issued.

“Per-Share-Price” shall mean $18,890.95.

“Person” or “person” shall mean an individual, corporation, limited liability company, association, partnership, group (as such term is used in Section 13(d)(3) of the Exchange Act of 1934, as amended), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Preferred Stock” shall mean the Series A Stock, the Series A-1 Stock and the Series A-2 Stock.

“Sale of the Corporation” shall mean the sale of the Corporation and its subsidiaries, (whether structured as a sale of assets, merger, consolidation, lease, exclusive license, transfer or other disposition) including in one or more series of related transactions, to an independent third party or group of independent third parties pursuant to which such party or parties acquire (i) capital stock of the Corporation constituting a majority of the Corporation’s outstanding shares of voting securities (whether by merger, consolidation or sale or transfer) or (ii) all or substantially all of the assets of the Corporation and its subsidiaries determined on a consolidated basis.

“Series A Stock” shall have the meaning set forth in the recitals hereto.

“Series A-1 Stock” shall have the meaning set forth in the recitals hereto.

“Series A-2 Stock” shall have the meaning ascribed to it in Section 1.

“Series A-2 Directors” shall have the meaning ascribed to it in Section 7(c).

“Series A Certificate of Designation” shall mean that certain Certificate of Designations of Series A Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on November 22, 2017, as amended, restated or otherwise modified from time to time.

“Series A-1 Certificate of Designation” shall mean that certain Certificate of Designation of Series A-1 Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on April 16, 2019, as amended, restated or otherwise modified from time to time.

“Series A-2 Stock Purchase Agreement” shall mean that certain Series A-2 Preferred Stock Purchase Agreement, dated July 3, 2019, by and among the Corporation, Conyers Investments LLC, a Connecticut limited liability company, and the Christopher Ruddy Revocable Trust dated October 12, 2007.

(b) Rules of Construction. Unless the context otherwise requires: (i) a term has the meaning assigned to it herein; (ii) an accounting term not otherwise defined herein has the meaning accorded to it in accordance with generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis; (iii) words in the singular include the plural, and in the plural include the singular; (iv) “or” is not exclusive; (v) “will” shall be interpreted to express a command; (vi) “including” means including without limitation; (vii) provisions apply to successive events and transactions; (viii) references to any Section or clause refer to the corresponding Section or clause, respectively, of this Certificate of Designation; (ix) any reference to a day or number of days, unless expressly referred to as a Business Day, shall mean the respective calendar day or number of calendar days; and (x) headings are for convenience of reference only.

Section 4. Dividends.

(a) Dividend Rate on Series A-2 Stock. Other than as set forth in Section 4(b), holders of the Series A-2 Stock shall be entitled to receive dividends on the Series A-2 Stock at an annual dividend rate per share of five percent (5%) of the Per-Share-Price. Dividends will accrue quarterly and be payable in cash upon (1) a Liquidity Event (as defined herein) or (2) the conversion of the applicable share(s) of Series A-2 Stock pursuant to and in accordance with Section 6 (unless such dividends are converted pursuant to and in accordance with Section 6). For the avoidance of doubt, in the event that a Liquidity Event, conversion or sale occurs prior to the end of a quarter, no portion of dividends shall be paid with respect to such partial quarter.

(b) Participation with Dividends on Common Stock. Dividends on the Series A-2 Stock will have preference over dividends payable in respect of the Common Stock. No cash or other dividend or distribution may be declared or paid on the Common Stock (other than a dividend or distribution solely in shares of Common Stock for which an adjustment is made pursuant to Section 6(e) and cash in lieu of fractional shares) unless a dividend or other distribution is also declared and paid on each share of the Series A-2 Stock in an amount equal to the assets (whether cash or property) that a holder of a share of Series A-2 Stock would have received had such share been converted into the number of shares of Class A Common Stock to which the holder would then be entitled immediately prior to the record date, distribution date or other applicable payment date with respect to such dividend or distribution. Payment of a dividend to the holders of Series A-2 Stock under this Section 4(b) shall reduce (dollar for dollar) any accrued but unpaid dividends payable under Section 4(a).

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidity Event. Upon any Sale of the Corporation, liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidity Event”), the holders of the shares of Series A-2 Stock shall be entitled, before any distribution or payment is made upon any Junior Stock, to be paid an amount equal to the greater of (i) the Liquidation Preference plus any accrued but unpaid dividends payable pursuant to Section 4 or (ii) the per share amount of all cash, securities and other property (such securities or other property having a value equal to its fair market value as determined pursuant to Section 5(e)) to be distributed in respect of the Class A Common Stock such holder would have been entitled to receive had it converted such Series A-2 Stock immediately prior to the date fixed for the Liquidity Event; provided that in the event of a Sale of the Corporation, the holders of Series A-2 Stock shall have the right to elect (within five (5) Business Days following delivery by the Corporation of a notice of a Sale of the Corporation) not to receive the cash payment referenced herein and instead continue to hold their Series A-2 Stock following the consummation of the Sale of the Corporation transaction; provided further that the forgoing proviso shall not be used by any holder of Series A-2 Stock to force a “rollover” of such holders’ shares, except if such “rollover” is permitted by the purchaser of the Corporation in such Sale of the Corporation transaction. If, upon the Liquidity Event, the assets of the Corporation to be distributed among the holders of Series A Stock, Series A-1 Stock and Series A-2 Stock shall be insufficient to permit payment in full to such holders the full preferential amount to which they are entitled, then the entire assets of the Corporation shall be distributed in proportion to the preferential amount each such holder is otherwise entitled to receive under this Section 5(a), Section 5(a) of the Series A Certificate of Designation and Section 5(a) of the Series A-1 Certificate of Designation.

(b) Remaining Assets. Upon a Liquidity Event, after the holders of Series A Stock, Series A-1 Stock and Series A-2 Stock shall have been paid in full their full preferential amount to which they are entitled, the remaining assets of the Corporation legally available for distribution shall be distributed ratably among the holders of the Junior Stock then outstanding.

(c) Fractional Shares. The Liquidation Preference with respect to each outstanding fractional share of Series A-2 Stock shall be equal to a ratably proportionate amount of the Liquidation Preference with respect to each outstanding share of Series A-2 Stock.

(d) Waiver of Liquidity Event. Notwithstanding the foregoing, the treatment of any transaction as a Liquidity Event under Section 5(a) may be waived by the vote or written consent of the holders of a majority of the outstanding shares of Series A-2 Stock; provided further that the forgoing proviso shall not be used by any holder of Series A-2 Stock to force a “rollover” of such holders’ shares, except if such “rollover” is permitted by the purchaser of the Corporation in such Sale of the Corporation transaction.

(e) Valuation of Consideration. In the event of a Liquidity Event, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors as set forth in the definitive agreements governing such Liquidity Event.

Section 6. Conversion. The rights of the holders of shares of the Series A-2 Stock and of the Corporation to convert such shares into shares of Class A Common Stock, and the terms and conditions of such conversion, shall be as follows:

(a) Right to Convert.

(1) Each share of Series A-2 Stock shall be convertible (A) at the option of the holder thereof, at any time after the Original Issue Date or (B) automatically upon (x) an IPO or (y) the election by written consent of the holders of at least a majority of the outstanding shares of Series A-2 Stock, in each case, into that number of fully paid and nonassessable shares of Class A Common Stock determined in accordance with the provisions of Section 6(b) or (c). In connection with the conversion of shares of the Series A-2 Stock into shares of Class A Common Stock, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation, and in the case of a conversion at the election of the holder, together with written notice to the Corporation stating that it elects to convert the same and setting forth the name or names in which it wishes the certificate or certificates for the Class A Common Stock to be issued, and the number of shares of Series A-2 Stock being converted.

(2) The Corporation shall, as soon as practicable after the surrender of the certificate or certificates evidencing shares of Series A-2 Stock for conversion at the office of the Corporation, issue to each holder of such shares, a certificate or certificates evidencing the number of shares of Class A Common Stock to which it shall be entitled and, in the event that only a part of the shares evidenced by such certificate or certificates are converted, a certificate evidencing the number of shares of Series A-2 Stock that are not converted. Such conversion shall be deemed to have been made immediately prior to the Close of Business on the date of such surrender of the shares of Series A-2 Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock at such date and shall, with respect to such shares, have only those rights of a holder of Class A Common Stock.

(b) Optional Conversion of Series A-2 Stock by Holder.

(1) Each share of Series A-2 Stock (including, for the avoidance of doubt, fractional shares of Series A-2 Stock) shall be convertible at any time after the Original Issue Date, at the option of the holder of record thereof, into the number of fully paid and nonassessable shares of Class A Common Stock equal to the quotient of (x) the Liquidation Preference of such share of Series A-2 Stock being converted plus, upon the written consent of the holder, any accrued but unpaid dividends payable pursuant to Section 4 divided by (y) the Conversion Price as of the time of the conversion.

(2) Except as otherwise determined by the Corporation, no fractional shares of Class A Common Stock shall be issued upon conversion of the Series A-2 Stock. All shares of Class A Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A-2 Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall either issue such fractional shares or, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of each share of Series A-2 Stock as reasonably determined by the Board of Directors on the date of conversion.

(3) If a conversion of Series A-2 Stock is to be made in connection with an Extraordinary Transaction, Liquidity Event or a similar transaction affecting the Corporation (other than a tender or exchange offer), the conversion of any shares of Series A-2 Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such Extraordinary Transaction, Liquidity Event or similar transaction has been consummated. Any shares of Series A-2 Stock not so converted shall be returned to the holder as Series A-2 Stock.

(c) Mandatory Conversion of Series A-2 Stock.

(1) Automatically upon the earlier of (A) an IPO or (y) the election by written consent of the holders of at least a majority of the outstanding shares of Series A-2 Stock all of the then outstanding shares of Series A-2 Stock shall convert into the number of fully paid and nonassessable shares of Class A Common Stock equal to the quotient of (x) the Liquidation Preference of such share of Series A-2 Stock being converted plus, upon the written consent of the holder thereof, any accrued but unpaid dividends payable pursuant to Section 4 divided by (y) the Conversion Price as of the time of the conversion.

(2) No fractional shares of Class A Common Stock shall be issued upon conversion of the Series A-2 Stock, except as otherwise determined by the Corporation. All shares of Class A Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A-2 Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall either issue such fractional shares or, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of each share of Series A-2 Stock as reasonably determined by the Board of Directors on the date of conversion.

(3) If a conversion of Series A-2 Stock is to be made in connection with an Extraordinary Transaction, a Liquidity Event or a similar transaction affecting the Corporation (other than a tender or exchange offer), the conversion of any shares of Series A-2 Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such Extraordinary Transaction, Liquidity Event or other transaction has been consummated. Any shares of Series A-2 Stock not so converted shall be returned to the holder as Series A-2 Stock.

(d) Conversion Price. The conversion price per share for the Series A-2 Stock shall initially be equal to $18,890.95 (the “Conversion Price”) and shall be subject to adjustment from time to time as provided in this Section 6.

(e) Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities), then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue.

(f) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(e) above), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issue, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

“CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of convertible securities (including the Series A-2 Stock and all the Preferred Stock) outstanding (assuming exercise of any outstanding options therefor) immediately prior to such issue);

“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(g) Adjustment for Stock Splits and Combinations. If outstanding shares of the Common Stock shall be subdivided into a greater number of shares, or a dividend in Common Stock shall be paid in respect of the Common Stock, the Conversion Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if outstanding shares of the Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. Any adjustment to the Conversion Price under this Section 6(g) shall become effective at the Close of Business on the date the subdivision or combination referred to herein becomes effective.

(h) Reorganizations, Mergers, Consolidations or Reclassifications. In the event of any capital reorganization, any reclassification of the capital stock (other than a change in par value) share exchange, restructuring or the consolidation or merger of the Corporation with or into another Person in which the Series A-2 Stock remains outstanding (collectively referred to hereinafter as “Extraordinary Transactions”), the holders of the Series A-2 Stock shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to an Extraordinary Transaction, upon conversion of the Series A-2 Stock, the kind and number of shares of Class A Common Stock or other securities or property (including cash) of the Corporation, or some other corporation resulting from such consolidation or surviving such merger to which a holder of the number of shares of the Class A Common Stock which the Series A-2 Stock entitled the holder thereof to convert to immediately prior to such Extraordinary Transaction would have been entitled to receive with respect to such Extraordinary Transaction; in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A-2 Stock, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of the Series A-2 Stock. The provisions of this Section 6(h) shall similarly apply to successive Extraordinary Transactions.

(i) Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price or the number of shares of Class A Common Stock or other securities issuable upon conversion of Series A-2 Stock, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with this Certificate of Designation and prepare a certificate showing such adjustment or readjustment.

(j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Series A-2 Stock, such number of shares of Class A Common Stock or other securities of the Corporation, if applicable, as shall from time to time be sufficient to effect a conversion of all outstanding shares of Series A-2 Stock, and if at any time the number of authorized but unissued shares of Class A Common Stock or other securities of the Corporation, if applicable, shall not be sufficient to effect the conversion of all then outstanding shares of Series A-2 Stock, the Corporation shall promptly seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock or such other securities to such number of shares as shall be sufficient for such purpose.

(k) Payment of Transfer Taxes. The Corporation shall pay all stock transfer, documentary, and stamp taxes and (which, for the absence of doubt, shall not include any income or other taxes imposed upon the profits realized by the recipient) that may be imposed in respect of the issue or delivery of shares of Class A Common Stock or other securities or property upon conversion of shares of Series A-2 Stock; provided that the Corporation shall not pay any taxes or other governmental charges imposed in connection with any transfer involved in the issue and delivery of shares of Class A Common Stock or other securities in a name other than that in which the shares of Series A-2 Stock so converted were registered.

Section 7. Voting Rights.

(a) General. Each holder of Series A-2 Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Class A Common Stock on an as-converted basis, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which the holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Series A Stock, Series A-1 Stock and Series A-2 Stock and the holders of Common Stock shall vote together and not as separate classes.

(b) Series A-2 Stock. On all matters put to a vote to the holders of Common Stock, each holder of shares of Series A-2 Stock shall be entitled to the number of votes equal to the number of shares of Class A Common Stock into which such shares of Series A-2 Stock could be converted pursuant to the provisions of Section 6 at the record date for the determination of the stockholders entitled to vote or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

(c) Election of Series A-2 Directors. For so long as at least fifty percent (50%) of the shares of Series A-2 Stock issued pursuant to the Series A-2 Stock Purchase Agreement remain outstanding, in addition to participating in the general election of directors pursuant to Sections 7(a) and 7(b), the holders of record of the majority of the issued and outstanding shares of Series A-2 Stock (the “Series A-2 Majority Holders”), exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation (the “Series A-2 Directors”). Any Series A-2 Director elected as provided in the preceding sentence may be removed with or without cause by, and only by, the affirmative vote of the Series A-2 Majority Holders, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders. If the Series A-2 Majority Holders fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Section 7(c), then any directorship not so filled shall remain vacant until such time as the Series A-2 Majority Holders elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than the Series A-2 Majority Holders. At any meeting held for the purpose of electing a Series A-2 Director, the presence in person or by proxy of the holders of a majority of the outstanding shares of Series A-2 Stock shall constitute a quorum for the purpose of electing such director. Any committee of the Board of Directors of the Corporation shall include at least one Series A-2 Director. It is acknowledged and agreed that if the Corporation elects to increase the size of the board of directors to more than seven (7) directors, then the Series A-2 Majority Holders shall have the right to appoint an additional number of directors equal to the whole number (ignoring any fraction) obtained by the following calculation: (a) 2 divided by 7 multiplied by (b) the increased number directors seats approved by the Corporation, minus (c) 2.

(d) Series A-2 Stock Protective Provisions. Subject to the last paragraph of this clause (d), for so long as at least fifty percent (50%) of the shares of Series A-2 Stock issued pursuant to the Series A-2 Stock Purchase Agreement remain outstanding, the Corporation shall not, either directly or indirectly by an amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law, the Certificate of Incorporation, this Certificate of Designation, the Series A Certificate of Designation, or the Series A-1 Certificate of Designation) the written consent or affirmative vote of the Series A-2 Majority Holders (which shall not be unreasonably withheld or conditioned), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no further force or effect:

(1) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Extraordinary Transaction, or authorize or consent to any of the foregoing;

(2) amend, alter or repeal any provision of this Certificate of Designation, the Certificate of Incorporation or the Bylaws in a manner that disproportionally and adversely affects the powers, preferences or rights of a holder or the holders of Series A-2 Stock;

(3) reclassify, alter or amend any existing shares of the Corporation issued and outstanding on the date of the Series A-2 Stock Purchase Agreement in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption or voting;

(4) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any Common Stock of the Corporation issued and outstanding on the date of the Series A-2 Stock Purchase Agreement; provided, that this restriction shall not apply to the repurchase of Junior Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase;

(5) incur, or permit any of its majority-owned subsidiaries to incur, indebtedness for borrowed money if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed the higher of $10,000,000 and two times the Company’s consolidated EBITDA for the last fully completed fiscal year, other than trade payables incurred in the ordinary course; or

(6) issue or obligate itself to issue or sell shares of Series A-2 Stock, other than in connection with any preemptive rights of the stockholders of the Corporation.

Notwithstanding anything to the contrary herein, if the Corporation desires to take any of the actions that are subject to the protective provisions set forth in this clause (d), the Corporation shall send a written request for approval of such action to the holders of Series A-2 Stock. If the Series A-2 Majority Holders do not provide a response or approval within ten (10) Business Days of the Corporation’s written request, the Corporation shall send a second written request to the Series A-2 Stock holders. If the Series A-2 Majority Holders fail to provide a response or approval to the Company within ten (10) Business Days of the Company’s delivery of the second request, then the consent of the Series A-2 Majority Holders shall no longer be required with respect to that action.

Section 8. Waiver of Rights. Except as otherwise set forth in this Certificate of Designation, any of the rights, powers, preferences and other terms of the Series A-2 Stock set forth herein may be waived (either prospectively or retrospectively) on behalf of all holders of Series A-2 Stock and with respect to all shares of Series A-2 Stock by the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A-2 Stock, voting together as a single class on an as-converted basis.

Section 9. Record Holders. To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of any share of Series A-2 Stock as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

Section 10. Notices. All notices or communications in respect of the Series A-2 Stock shall be sufficiently given if given in writing and delivered in person or by first-class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Certificate of Incorporation or Bylaws or by applicable law or regulation.

Section 11. Tax Withholding. The Corporation shall be entitled to deduct and withhold from amounts paid or distributed with respect to the Series A-2 Stock such amounts as the Corporation is required to deduct and withhold under the Internal Revenue Code of 1986, as amended, or any other applicable tax law, with the making of such payment. The Corporation shall timely remit to the appropriate taxing authority any and all amounts so deducted or withheld. Notwithstanding the foregoing, the Corporation acknowledges that is will not be required to deduct and withhold, and shall not deduct and withhold, any amount from any payment to the extent that, prior to making such payment, the Corporation has received appropriate documentation establishing an exemption from such withholding tax in the manner required by applicable tax law (which, as of the date hereof, in the case of U.S. federal withholding taxes with respect to a holder that is a U.S. person, shall consist of a properly completed U.S. Internal Revenue Service Form W-9 establishing such exemption) from the holder of the Series A-2 Stock.

Section 12. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

Section 13. Other Rights. The shares of Series A-2 Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or in the Series A-2 Stock Purchase Agreement or as provided by applicable law and regulation.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed and acknowledged by its undersigned duly authorized officer this 3rd day of July, 2019.

NEWSMAX MEDIA, INC.

By:
	Name:	Christopher Ruddy
	Title:	Chief Executive Officer

Exhibit C

Bylaws Amendment

SECOND BYLAWS AMENDMENT

OF

NEWSMAX MEDIA, INC.

This SECOND BYLAWS AMENDMENT, dated as of July 3, 2019 (this “Amendment”), is made pursuant to Article Eight of the Bylaws of Newsmax Media, Inc., a Delaware corporation (the “Corporation”), as may be amended, supplemented, restated or otherwise modified from time to time (the “Bylaws”).

1. Article Two, Section 8, of the Bylaws is hereby amended and restated in its entirety to read as follows:

“Section 8. Voting Per Share. Each outstanding share of Series A Convertible Preferred Stock, par value $0.001 per share, each outstanding share of Series A-1 Convertible Preferred Stock, par value $0.001 per share, and each outstanding share of Series A-2 Convertible Preferred Stock, par value $0.001 per share, is entitled to one (1) vote on each matter submitted to a vote at a meeting of the stockholders of the Corporation (or submitted for action by the stockholders by written consent without a meeting). Each outstanding share of Class A Common Stock, par value $0.001 per share, is entitled to one (1) vote on each matter submitted to a vote at a meeting of the stockholders of the Corporation (or submitted for action by the stockholders by written consent without a meeting). Except as otherwise required by law, the holders of Series A Convertible Preferred Stock, holders of Series A-1 Convertible Preferred Stock, holders of Series A-2 Convertible Preferred Stock and holders of Class A Common Stock shall vote together as a single class. Only shares of Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock and Class A Common Stock have the right and power to vote or take any action by written consent. Each share of Class B Common Stock, par value $0.001 per share, is non-voting and has no right or power to vote or to take action by written consent.”

2. This Amendment shall supersede any and all previous amendments. All of the terms, conditions and provisions of the Bylaws continue in full force and effect except as expressly amended by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment on behalf of the Corporation as of the date first written above.

NEWSMAX MEDIA, INC.

By:
	Name:	Christopher Ruddy
	Title:	Chief Executive Officer

[Signature Page to Second Bylaws Amendment]

APPENDIX D

Disclosure Schedule

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D-1